UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 29, 2018

FUTURELAND CORP.
(Exact name of registrant as specified in charter)

Colorado	000-53377	41-2230041
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

FutureLand Corp. 10901 Roosevelt Blvd, 1000c Saint Petersburg, Florida		33716
(Address of principal executive offices)		(Zip Code)

(727) 474-0221
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 8.01, Other Events.

On May 29, 2018, FutureLand Corp. (OTC Pinks: FUTL), a leading provider of strategic real estate investment, grow facilities and material solutions to the medical and recreational global cannabis industry, contracting and installation of Electrical, Solar and Bi-Directional Antenna, announced that it has re-worked the Amps Electric, Inc., a Massachusetts company, deal to provide a viable business opportunity amongst the parties involved. Amps Electric Holdings, Inc., a Florida company, has been formed whereas FutureLand Corp is 51% owner and John Bianchi of Amps Electric, Inc. is 49% owner. This deal replaces the old JV with Greenleaf Holdings, LLC and Amps Electric, Inc. and FutureLand Corp. on Sept. 6th, 2017. An additional, 20,000,000 shares will be issued to John Bianchi for this new business venture. Amps Electric, LLC is being formed in partnership with Amps Electric Holdings, Inc.

Cameron Cox, CEO of FutureLand Corp. said, "John Bianchi is a visionary who sees things before they get here. BDA, or Bi-Directional Antenna work is becoming big business and we are poised to gobble up much of the market share.”

Amps has strategic alliance with BearCom to be one of its primary contractors to do BDA (Bi-Directional Amplifier) work throughout the United States. This work has been long in the making since 9/11/2001. During that time, first responders were unable to hear the messages from inside the second tower that the first tower had dropped. Had they been able to receive communication they could have vacated the 2nd tower before it fell. Legislation has been put in place to ensure this kind of thing would never happen again. Now, buildings will be required to install BDA’s to any structure over 75ft in height including garage floors. Most owners of large commercial structures need to at least apply to have the work done by sometime in 2019 to be in compliance. Many are starting to get the work done now.

Amps Electric Holdings, Inc. along with BearCom is gearing up to supply this work to everyone that needs it. First, however, is a heart for our first responders here in the United States and it is this sentiment that drives the opportunity; second is customer service and expertise to supply companies with the ability to meet compliance mandates in time and for the greater good.

“I am proud to be a part of something as noble as making sure the first responders can be communicated with. Amps Electric Holdings, Inc. along with BearCom will make a difference!”, said John Bianchi, President of Amps Electric Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURELAND CORP.

Date: May 29, 2018	By: /s/ Cameron Cox
Cameron Cox, Principal Executive Officer